Filed Pursuant to Rule 433

Registration Statement Nos. 333-196348, 333-196348-03

November 6, 2014

PRICING TERM SHEET

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	2.875% Notes due 2021

Principal Amount:	$750,000,000

Coupon:	2.875%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on May 15, 2015

Maturity Date:	November 15, 2021

Treasury Benchmark:	2.000% due October 31, 2021

U.S. Treasury Yield:	2.099%

Spread to Treasury:	+78 bps

Re-offer Yield:	2.879%

Initial Price to Public:	99.975%

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date. On or after September 15, 2021 (the date that is 2 months prior to the maturity date of the notes), at an amount equal to the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	12.5 bps

Settlement Date:	November 12, 2014

CUSIP/ISIN:	20826F AE6 / US20826FAE60

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

RBS Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA) Inc.

Co-Managers:

Banca IMI S.p.A.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

DNB Markets, Inc.

Lloyds Securities Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBS Securities Inc. toll-free at 1-866-884-2071, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	3.350% Notes due 2024

Principal Amount:	$1,000,000,000

Coupon:	3.350%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on May 15, 2015

Maturity Date:	November 15, 2024

Treasury Benchmark:	2.375% due August 15, 2024

U.S. Treasury Yield:	2.391%

Spread to Treasury:	+98 bps

Re-offer Yield:	3.371%

Initial Price to Public:	99.823%

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date. On or after August 15, 2024 (the date that is 3 months prior to the maturity date of the notes), at an amount equal to the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	15 bps

Settlement Date:	November 12, 2014

CUSIP/ISIN:	20826F AD8 / US20826FAD87

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

RBS Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA) Inc.

Co-Managers:

Banca IMI S.p.A.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

DNB Markets, Inc.

Lloyds Securities Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBS Securities Inc. toll-free at 1-866-884-2071, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	4.150% Notes due 2034

Principal Amount:	$500,000,000

Coupon:	4.150%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on May 15, 2015

Maturity Date:	November 15, 2034

Treasury Benchmark:	3.375% due May 15, 2044

U.S. Treasury Yield:	3.103%

Spread to Treasury:	+105 bps

Re-offer Yield:	4.153%

Initial Price to Public:	99.959%

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date. On or after May 15, 2034 (the date that is 6 months prior to the maturity date of the notes), at an amount equal to the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	20 bps

Settlement Date:	November 12, 2014

CUSIP/ISIN:	20826F AF3 / US20826FAF36

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

RBS Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA) Inc.

Co-Managers:

Banca IMI S.p.A.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

DNB Markets, Inc.

Lloyds Securities Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBS Securities Inc. toll-free at 1-866-884-2071, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	4.300% Notes due 2044

Principal Amount:	$750,000,000

Coupon:	4.300%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on May 15, 2015

Maturity Date:	November 15, 2044

Treasury Benchmark:	3.375% due May 15, 2044

U.S. Treasury Yield:	3.103%

Spread to Treasury:	+123 bps

Re-offer Yield:	4.333%

Initial Price to Public:	99.448%

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date. On or after May 15, 2044 (the date that is 6 months prior to the maturity date of the notes), at an amount equal to the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	25 bps

Settlement Date:	November 12, 2014

CUSIP/ISIN:	20826F AC0 / US20826FAC05

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

RBS Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA) Inc.

Co-Managers:

Banca IMI S.p.A.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

DNB Markets, Inc.

Lloyds Securities Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBS Securities Inc. toll-free at 1-866-884-2071, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.